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                                                                   EXHIBIT 1(a)

                           ARTICLES OF INCORPORATION

                                       OF

                               SUMMIT FUND, INC.

     FIRST: THE UNDERSIGNED, CARL FRISCHLING, whose post office address is 280 Park Avenue, New York, New York, being at least eighteen years of age, does, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, act as incorporator with the intention of forming a corporation under the Maryland General Corporation Law.

     SECOND: The name of the corporation is SUMMIT FUND, INC. (hereinafter called the "Corporation").

     THIRD: The purpose for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

     FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

     FIFTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Million (10,000,000), all of which shall be Common Stock having a par vale of one cent ($.01) per share, and having an aggregate par value for all such shares of $100,000.

     SIXTH: The preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the Common Stock of the Corporation, shall be as follows:

          (a) Each holder of shares of stock of the Corporation, upon proper written request (including signature guarantees, if required by the Board of Directors) to
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the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer, or any such form as the Board of Directors may provide, shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any number of the shares standing in the name of such holder on the books of the Corporation, at the net asset value of such shares computed as hereinafter provided. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the shares of stock of the Corporation to require the Corporation to redeem such shares when permitted or required to do so by the Investment Company Act of 1940 or any rule or regulation of the Securities and Exchange Commission promulgated thereunder.

          (b) When the Board of Directors of the Corporation, including a majority of the Directors who are not interested persons as defined in
     Section 2(a)(19) of the Investment Company Act of 1940, determines, in its sole discretion, that the action is necessary for the business success and general welfare of the Corporation in order to reduce disproportionate and unduly burdensome expenses in the operation of the Corporation's affairs, to achieve efficiencies in the administration of its activities, or to reduce or eliminate excessive expenditures and undue difficulties in servicing, accounting and reporting requirements with respect to the accounts of shareowners, it may by resolution order the redemption of all shares of the stock of the Corporation at the net asset value of such shares computed as hereinafter provided in accounts having a new asset value for a period of three months less than that specified in such resolution (but not exceeding $5,000 on the date of notice), excepting accounts established within one year and accounts in which a purchase (other than reinvestment of dividends and/or capital gains distributions) has been made within the preceding six calendar months, and further excepting accounts having a net asset value less than that specified in such resolution as a result of a decline in the net asset value per share, following notice to affected holders by mail, postage prepaid, at their addressed contained in the books and records of the Corporation or its transfer agent, and subject to such other reasonable terms and conditions as the Board of Directors may, in its sole discretion, determine appropriate and desirable and to any requirements of applicable statutes or regulations.

          (c) When the Board of Directors of the Corporation, including a majority of the Directors who are not interested persons as defined in
     Section 2(a)(19) of the Investment Company Act of 1940, determines in its sole discretion that concentration in the ownership of Corporation shares might cause the Corporation to be deemed a

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personal holding company within the meaning of the Internal Revenue Code, the
Corporation may by resolution order the redemption of the shares of any shareholder or refuse to give effect on the Corporation's books to the transfer of Corporation shares in an effort to prevent personal holding company status, such redemption or refusal to be on notice to affected holders by mail, postage prepaid, at their addresses contained in the books and records of the Corporation or its transfer agent, and subject to such other reasonable terms and conditions as the Board of Directors may, in its sole discretion, determine appropriate and desirable and to any requirements of applicable statutes or regulations.

          (d) No holder of shares of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the Corporation, other than such rights, if any, as the Board of Directors of the Corporation, in its discretion, may from time to time determine.

          (e) All persons who shall acquire stock or securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

     SEVENTH: The number of directors of the Corporation shall be two and the names of those who will serve as such directors until the first annual meeting and until their successors are duly chosen and qualified are as follows:

                                CHARLES T. BAUER
                                 CARL FRISCHLING

     The By-Laws of the Corporation may fix the number of directors at a number greater or less than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within the limits specified from time to time in the By-Laws, provided that in no case shall the number of directors be less than three or the number of shareholders, whichever is less, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

     EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the directors and stockholders:

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          (a)  The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of this Corporation and/or securities convertible into shares of stock of this Corporation, in each case upon such terms and conditions and for such consideration as such Board of Directors shall from time to time determine.

          (b) The Board of Directors of the Corporation shall be authorized, from time to time, to classify or to reclassify any unissued shares of stock of the Corporation by setting or changing the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of the stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding and the total number of authorized shares shall not be increased above ten million (10,000,000) shares except by amendment to the Corporation's Articles of Incorporation. Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation and with respect to each class that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

          (c) The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of fractional shares of stock of this Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holders thereof to exercise voting rights receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of their proportionate interest represented by such fractional shares.

          (d) The Corporation reserves the right to make from time to time any amendment of its Articles of Incorporation, now or hereafter authorized by law, including, but without limitation, any amendment which alters the contract rights as expressly set forth in such Articles of Incorporation of any outstanding stock.

          (e) Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and


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     may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract, transaction or business; and except to the extent otherwise provided by applicable law, no such contract or transaction or business shall be invalidated or voidable or in any way affected thereby nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm or corporation or said subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such transaction or business and in the case of directors of the Corporation that any requirements of the Maryland General Corporation Law have been satisfied; and provided further that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its security holders to which he would be otherwise subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (f) The method of computing the "net asset value" of each share of stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation; and subject to the authority of the Board of Directors to change the method of such computation, such net asset value as of the close of business on The New York Stock Exchange, Inc. on any day shall be computed as follows:

          The net asset value of a Corporation share will be determined as of the close of business on The New York Stock Exchange, Inc. on each business day on which that Exchange is open for trading by dividing the value of the Corporation' securities, cash and other assets (including interest and dividends accrued but not collected) less all its liabilities (including accrued expenses but excluding capital and surplus), by the number of shares outstanding. Determination of the Corpo-


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     ration's net asset value per share will also be made in accordance with generally accepted accounting principles. Except as provided in the next sentence, a security listed or traded on an exchange will be valued at its last sale price on the exchange where the security is principally traded, and lacking any sales on a particular day, the security will be valued at the mean between the closing bid and asked prices on that day. Each security traded in the over-the-counter market (including securities listed on exchanges whose primary market is believed to be over-the-counter) will be valued at the mean between the last bid and asked prices based upon quotes furnished by a market maker for such securities. Securities for which market quotations are not readily available, "restricted securities", and any other assets will be valued at fair values as determined in good faith by or under the supervision of the Corporation's officers in a manner specifically authorized by the Board of Directors.

          The net asset value of each share of stock of the Corporation as of any time other than the close of business on The New York Stock Exchange, Inc. on any day shall be determined by applying to the net asset value thereof, as of the close of trading on said Exchange on the preceding business day computed as provided in this Article EIGHTH, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the value of the assets or the liabilities or in the number of shares used for such computation which shall have taken place since the close of trading on said Exchange on such preceding business day.

          The Board of Directors is empowered in its absolute discretion to establish other methods of determining the net asset value of the shares of stock whenever such methods are deemed by it to be necessary or desirable in order (i) to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, or
     (ii) to more fairly and accurately reflect the net asset value of such shares of stock.

          (g) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation or any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any investment owned or held by the Corporation, as to the market value of any investment or fair value of any other asset of the


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     Corporation, as to the number of shares of the Corporation outstanding, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          (h) The stockholders of the Corporation may remove any director of the Corporation prior to the expiration of his term of office for cause, and not otherwise, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

          (i) Except to the extent otherwise specifically provided in the Articles of Incorporation or By-Laws of the Corporation, the Corporation may authorize or take any corporate action (including, but without limitation, any amendment to its Articles of Incorporation) upon the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, notwithstanding any provision of the Maryland General Corporation Law which would otherwise require more than a majority vote of the outstanding shares of stock to authorize or take such action.

          (j) To the maximum extent permitted by the Maryland General Corporation Law as from time to time amended, but subject to any limitations which may be imposed pursuant to the Investment Company Act of 1940 or any rule or regulation thereunder, the Corporation shall indemnify its currently acting and its former directors, officers and agents and those persons who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities.

     NINTH: The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned incorporator of SUMMIT FUND, INC. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated the 9th day of February, 1982.

                                          /s/  CARL FRISCHLING
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                                               Carl Frischling
                                               Sole Incorporator


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